Exhibit 99.1

Aspen Aerogels to Open Advanced Manufacturing Facility in Bulloch County

•	Triples aerogel capacity in support of Aspen’s thermal barrier expansion plan in fast-growing EV market
•	Creates more than 250 advanced manufacturing jobs in southeast Georgia

NORTHBOROUGH, MA, February 17, 2022 — Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen”, the “Company”), a technology leader in aerogel-based sustainability and electrification solutions, plans to construct an advanced manufacturing facility at Bulloch County’s Southern Gateway Commerce Park. Aspen intends to invest a minimum of $325 million and to create more than 250 advanced manufacturing jobs at its new site near Statesboro, where production is expected to begin in late 2023.

“Aspen Aerogels has put their confidence in Georgia, our people, and the growing electric mobility sector in our state, and we are excited to add this American company to our rapidly expanding EV portfolio,” said Governor Brian P. Kemp. “Every day, we are utilizing our many assets to bring jobs to hardworking Georgians in every corner of the Peach State, and this is just the latest to come to Bulloch County and southeast Georgia.”

Combined with Aspen’s original East Providence, Rhode Island plant, the planned state-of-the-art facility in Georgia is designed to triple Aspen’s nameplate aerogel capacity in support of the Company’s thermal barrier expansion plans in the fast-growing electric vehicle (EV) market. Through the project, Aspen is seeking to capitalize on increased demand for Aspen’s Aerogel Technology Platform™ as EV OEMs continue to adopt its PyroThin® thermal barrier solutions.

“We are pleased to be in the State of Georgia for the siting, development, and construction of our second aerogel manufacturing plant,” noted Don Young, President and CEO of Aspen. “The City of Statesboro and the Bulloch County region offer Aspen a superior combination of operating features, including access to efficient ports; a strong, available workforce; and secure, low-cost utilities and critical raw materials. We are increasingly being asked to provide broader solutions for improved battery performance and safety centered on our PyroThin materials that provide thermal management, mechanical stability, and fire protection properties to EV battery systems.”

Aspen plans to build a 500,000-square-foot advanced manufacturing facility situated on a 90-acre parcel in southeast Georgia. The Company plans to begin hiring personnel in the second half of 2022 across a number of disciplines, ranging from skilled manufacturing operators to advanced process engineers, as well as quality and maintenance technicians and professional support. Individuals interested in employment opportunities with Aspen Aerogels are encouraged to visit www.aerogel.com for additional information.

“On behalf of the Development Authority of Bulloch County, we are proud to welcome Aspen Aerogels to the Statesboro-Bulloch County community and our region,” said Billy Allen, Vice Chair of the Development Authority. “Along with our great site and logistics advantages, we believe that Aspen’s decision to locate here is a testament to our region’s commitment to innovation, particularly in the electric mobility ecosystem. We are confident that our tremendous education resources, including Georgia Southern University and Ogeechee Technical College, will provide critical support to help Aspen flourish.”

Assistant Director Alyce Thornhill represented the Georgia Department of Economic Development’s (GDEcD) Global Commerce division on this project in partnership with the Development Authority of Bulloch County and Statesboro, Georgia Quick Start, and Georgia EMC.

“It’s a thrilling day to be able to welcome Aspen Aerogels’ innovative, sustainable solutions for the electric vehicle and energy storage markets to Georgia,” said GDEcD Commissioner Pat Wilson. “We look forward to having Georgia employees collaborating with Aspen’s network of world-class scientists, engineers, and additional skilled workforce to solve the challenges of our changing mobility landscape. On behalf of the Department, we also extend our thanks to our partners in Bulloch County for their partnership on this project and send our hearty congratulations on bringing this exciting company to the community.”

Southern Gateway Commerce Park is a Georgia Ready for Accelerated Development (GRAD) Certified park. To earn a GRAD program certification, a property must undergo due diligence and complete specific certification requirements prior to a visit by a prospective business. Completing the GRAD certification program with the Georgia Department of Economic Development is a proactive way both community planners and landowners can help catalyze economic growth and industrial development for the regions they serve.

About Aspen Aerogels

Aspen is a technology leader in sustainability. The Company’s aerogel technology enables its customers and partners to achieve their own objectives around the global megatrends of resource efficiency, electrification and sustainability. Aspen’s PyroThin® thermal barrier products enable solutions to thermal runaway challenges within the electric vehicle and energy storage markets. The Company’s carbon aerogel program seeks to increase the performance of lithium-ion battery cells to enable EV manufacturers to extend the driving range and reduce the cost of electric vehicles. Aspen’s Spaceloft® sustainable building materials provide industry-

leading energy efficiency and fire safety to building owners. The Company’s Cryogel® and Pyrogel® products are valued by the world’s largest energy infrastructure companies. Aspen’s strategy is to partner with world-class industry leaders to leverage its Aerogel Technology Platform™ into additional high-value markets. Headquartered in Northborough, MA, Aspen manufactures its products at its East Providence, R.I. facilities. For more information, please visit www.aerogel.com.

Special Note Regarding Forward-Looking and Cautionary Statements

This press release and any related discussion contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. These statements are not historical facts but rather are based on Aspen's current expectations, estimates and projections regarding Aspen's business, operations and other factors relating thereto. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," "outlook," "assumes," and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen’s plans to open a second manufacturing facility in Georgia; Aspen’s expectations regarding the investment to open a second manufacturing facility in Georgia and the anticipated job creation as a result thereof; the anticipated aerogel capacity expansion as a result of the planned second manufacturing facility in Georgia and the expected commencement of production; the general strength, weakness or health of Aspen's business; beliefs about current or future demand, revenue or trends in the sustainable building materials, EV thermal barrier, or energy infrastructure markets; and beliefs about Aspen’s Aerogel Technology PlatformÔ including investments in thermal management and fire safety technologies. All such forward-looking statements are based on management's present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: obstacles or delays related to the construction of the manufacturing facility in Georgia; an inability to create new product, partnership and market opportunities; any sustained downturn in the energy, automotive or building industries; any sustained downturn in these markets due to the coronavirus pandemic, COVID-19 or any other factor; any failure of Aspen's products to meet applicable specifications and other performance, safety, technical and delivery requirements; the general economic conditions and cyclical demands in the markets that Aspen serves; and the other risk factors discussed under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2020 and filed with the Securities and Exchange Commission ("SEC") on March 12, 2021, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release. Aspen does not intend to update this information unless required by law.

Investor Relations Contact

Laura J. Guerrant-Oiye

VP, IR & Corporate Communications

Phone: (508) 691-1111 x 8

loiye@aerogel.com

Media Contact

Amy Damiano

VP, Marketing

Phone: (508) 691-1111 x 5

adamiano@aerogel.com